Exhibit 99.1
Groupon Announces Third Quarter 2017 Results
Achieves 13% Unit Growth in North America Local; Raises Full Year Outlook

•	Gross profit of $309.4 million

•	Net income from continuing operations of $3.8 million

•	Adjusted EBITDA of $46.6 million

•	GAAP income per share from continuing operations of $0.00; non-GAAP income per share of $0.01

•	Operating cash flow of $161.5 million for the trailing twelve month period; Free cash flow of $98.6 million for the trailing twelve month period

•	Raises 2017 gross profit guidance range to $1.305 billion to $1.355 billion and 2017 Adjusted EBITDA guidance range to $225 million to $245 million
CHICAGO - (BUSINESS WIRE) - November 1, 2017 - Groupon, Inc. (NASDAQ: GRPN) today announced financial results for the quarter ended September 30, 2017.
"We delivered another solid quarter while continuing to invest in the growth and development of our local marketplace," said Groupon CEO Rich Williams. "We continued to see strong demand in our core local business and scale our voucherless products like Groupon+."
Third Quarter 2017 Summary
North America

•
North America gross profit in the third quarter 2017 increased 3% to $207.9 million from $201.7 million in the third quarter 2016 driven by strength in July, which was partially offset by softer spending in markets affected by the hurricanes in late August and early September. In Local, gross profit increased 7% to $162.9 million as unit growth accelerated for the fourth consecutive quarter to the low teens. Gross profit in Goods was $30.9 million versus $31.5 million in the third quarter 2016, while Travel was $14.1 million versus $17.3 million in the third quarter 2016.

•
Strength in the Local category was driven by an increase in active customers and expanded supply through third party partners and premier national brands. In addition, we have continued to make improvements to the customer experience. Groupon+, one of our leading voucherless initiatives, is now live in 23 markets.

•
Our focus is to maximize gross profit, which may come at the expense of revenue. This emphasis includes an increasing shift toward offerings in our higher margin, more differentiated Local category, from our Goods category. In the third quarter 2017, North America revenue decreased 14% driven by a 30% decline in Goods direct revenue transactions, which are presented on a gross basis. Additionally, we estimate the hurricanes had a $5 million negative impact on revenue and $4 million on gross profit in the third quarter 2017.

•
North America active customers reached 32.5 million as of September 30, 2017, adding 600 thousand net new active customers during the third quarter 2017. Active customers represent unique user accounts that have made a purchase during the trailing twelve months either through one of our online marketplaces or directly with a merchant for which we earned a commission.

International

•
International gross profit increased 11% (7% FX-neutral) in the third quarter 2017 to $101.5 million. Gross profit increased 15% (11% FX-neutral) in Local and grew 24% (18% FX-neutral) in Goods, partially offset by a 28% (31% FX-neutral) decline in Travel. We began to see early traction from our supply, marketing, and product initiatives in the third quarter 2017, and believe these initiatives will enable us to continue our turnaround of international in the coming quarters.

•	International active customers increased 200 thousand during the third quarter 2017 to 16.6 million as of September 30, 2017.
Consolidated

•
Gross billings were $1.34 billion in the third quarter 2017, up 1% (flat FX-neutral) from $1.32 billion in the third quarter 2016. Gross billings reflect the total dollar value of customer purchases of goods and services.

•
Revenue was $634.5 million in the third quarter 2017, down 8% (9% FX-neutral) from $686.6 million in the third quarter 2016 reflecting our strategic emphasis on our Local category, resulting in lower revenue from Goods.

•	Gross profit was $309.4 million in the third quarter 2017, up 6% (4% FX-neutral) from $293.3 million in the third quarter 2016.

•
SG&A declined 8% year-over-year to $214.8 million in the third quarter 2017 as we continued to drive operational efficiency through automation and our more streamlined organization, which we expect not only to improve our customer experience but also to create greater operating leverage over time.

•	Marketing was $101.5 million in the third quarter 2017, up 20% year-over-year. We launched an integrated offline campaign in 3 cities for Groupon+ across TV, radio and out-of-home advertising.

•
Net income from continuing operations was $3.8 million in the third quarter 2017, which included a $17.1 million gain on an asset sale partially offset by $11.5 million in restructuring charges. This compares to a net loss of $34.4 million in the third quarter 2016.

•	Net income attributable to common stockholders was $0.1 million, or $0.00 per share. Non-GAAP net income attributable to common stockholders was $6.8 million, or $0.01 per share.

•	Adjusted EBITDA, a non-GAAP financial measure, was $46.6 million in the third quarter 2017, up 43% from $32.6 million in the third quarter 2016.

•
Global units sold declined 1% year-over-year to 44.1 million in the third quarter 2017. Units in North America were flat as low teens growth in Local was offset by a decline in Goods. International units declined 1%. Units are defined as purchases before refunds and cancellations made either through one of our online marketplaces or directly with a merchant for which we earned a commission.

•
Operating cash flow was $161.5 million for the trailing twelve month period as of the third quarter 2017. Free cash flow, a non-GAAP financial measure, was $98.6 million for the trailing twelve month period ending September 30, 2017.

•	Cash and cash equivalents as of September 30, 2017 were $638.7 million, and we had no outstanding borrowings under our $250.0 million revolving credit facility.
Definitions and reconciliations of all non-GAAP financial measures and additional information regarding operational measures are included below in the section titled “Non-GAAP Financial and Operational Measures” and in the accompanying tables.
Share Repurchase
During the third quarter 2017, Groupon repurchased 2,384,200 shares of its common stock for an aggregate purchase price of $9.2 million. Groupon repurchased 16,906,334 shares for an aggregate purchase price of $60.0 million for the year-to-date period as of September 30, 2017. Up to $135.2 million of common stock was available for repurchase under Groupon’s share repurchase program as of September 30, 2017. The timing and amount of any share repurchases, if any, are determined based on market conditions, limitations under our Amended and Restated Credit Agreement, share price and other factors, and the program may be terminated at any time.
Outlook
Groupon is updating its outlook for 2017, which reflects current foreign exchange rates, as well as expected marketing investments and cost benefits associated with our streamlining initiatives. The basis for our full year 2017 guidance is continuing operations.

•	For the full year 2017, Groupon is raising its expected gross profit guidance range to $1.305 billion to $1.355 billion.

•	Groupon is raising its expected Adjusted EBITDA guidance range to $225 million to $245 million in 2017.
Conference Call
A conference call will be webcast live today at 9:00 a.m. CDT / 10:00 a.m. EDT and will be available on Groupon’s investor relations website at http://investor.groupon.com. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.
Groupon encourages investors to use its investor relations website as a way of easily finding information about the company. Groupon promptly makes available on this website, free of charge, the reports that the company files or furnishes with the SEC, corporate governance information (including Groupon’s Global Code of Conduct), and select press releases and social media postings. Groupon uses its investor relations site (investor.groupon.com) and its blog (https://www.groupon.com/blog) as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Non-GAAP Financial and Operational Measures
In addition to financial results reported in accordance with U.S. GAAP, we have provided the following non-GAAP financial measures: Adjusted EBITDA, non-GAAP net income (loss) attributable to common stockholders, non-GAAP earnings (loss) per share, free cash flow and foreign currency exchange rate neutral operating results. These non-GAAP financial measures, which are presented on a continuing operations basis, are intended to aid investors in better understanding our current financial performance and prospects for the future as seen through the eyes of management. We believe that these non-GAAP financial measures facilitate comparisons with our historical results and with the results of peer companies who present similar measures (although other companies may define non-GAAP measures differently than we define them, even when similar terms are used to identify such measures). However, these non-GAAP financial measures are not intended to be a substitute for those reported in accordance with U.S. GAAP. For reconciliations of these measures to the most applicable financial measures under U.S. GAAP, see "Non-GAAP Reconciliation Schedules" and "Supplemental Financial Information and Business Metrics" included in the tables accompanying this release.
We exclude the following items from one or more of our non-GAAP financial measures:
Stock-based compensation. We exclude stock-based compensation because it is primarily non-cash in nature and we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and liquidity.
Acquisition-related expense (benefit), net. Acquisition-related expense (benefit), net is comprised of the change in the fair value of contingent consideration arrangements and external transaction costs related to business combinations, primarily consisting of legal and advisory fees. The composition of our contingent consideration arrangements and the impact of those arrangements on our operating results vary over time based on a number of factors, including the terms of our business combinations and the timing of those transactions. We exclude acquisition-related expense (benefit), net because we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and facilitate comparisons to our historical operating results.
Depreciation and amortization. We exclude depreciation and amortization expenses because they are non-cash in nature and we believe that non-GAAP financial measures excluding these items provide meaningful supplemental information about our operating performance and liquidity.
Interest and Other Non-Operating Items. Interest and other non-operating items include: gains and losses related to minority investments, foreign currency gains and losses, interest income and interest expense, including non-cash interest expense from our convertible senior notes. We exclude interest and other non-operating items from certain of our non-GAAP financial measures because we believe that excluding these items provides meaningful supplemental information about our core operating performance and facilitates comparisons to our historical operating results.

Special Charges and Credits. For the three and nine months ended September 30, 2017, special charges and credits included charges related to our restructuring plan and a gain from the sale of intangible assets. For the three and nine months ended September 30, 2016, special charges and credits included charges related to our restructuring plan and gains from business dispositions. We exclude special charges and credits from Adjusted EBITDA because we believe that excluding those items provides meaningful supplemental information about our core operating performance and facilitates comparisons with our historical results.
Income Tax Effect of Items Excluded from Non-GAAP Financial Measures. We determine the income tax effect of items excluded from our measures of non-GAAP net income (loss) attributable to common stockholders and non-GAAP earnings (loss) per share by performing a tax provision calculation using pre-tax income (loss) amounts that have been adjusted to exclude those items in the respective jurisdictions to which they relate. The difference between the income tax expense (benefit) determined on that basis and our reported income tax expense (benefit) represents the income tax effect of the excluded items.
Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:
Foreign exchange rate neutral operating results show our current period operating results as if foreign currency exchange rates had remained the same as those in effect in the prior-year period. We present foreign exchange rate neutral information to facilitate comparisons to our historical operating results.
Adjusted EBITDA is a non-GAAP performance measure that we define as net income (loss) from continuing operations excluding income taxes, interest and other non-operating items, depreciation and amortization, stock-based compensation, acquisition-related expense (benefit), net, and other special charges and credits. Our definition of Adjusted EBITDA may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Adjusted EBITDA is a key measure used by our management and Board of Directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating performance in the same manner as our management and Board of Directors. However, Adjusted EBITDA is not intended to be a substitute for income (loss) from continuing operations.
Non-GAAP net income (loss) attributable to common stockholders and non-GAAP earnings (loss) per share are non-GAAP performance measures that adjust our net income (loss) attributable to common stockholders and earnings (loss) per share to exclude the impact of:

•	stock-based compensation,

•	amortization of acquired intangible assets,

•	acquisition-related expense (benefit), net,

•	special charges and credits, including restructuring charges,

•	non-cash interest expense on convertible senior notes,

•
non-operating foreign currency gains and losses related to intercompany balances and reclassifications of cumulative translation adjustments to earnings as a result of business dispositions or country exits,

•	non-operating gains and losses from minority investments that we have elected to record at fair value with changes in fair value reported in earnings,

•	non-operating gains and losses from the sale of minority investments,

•	income (loss) from discontinued operations, and

•	the income tax effect of those items.
We believe that excluding the above items from our measures of non-GAAP net income (loss) attributable to common stockholders and non-GAAP earnings (loss) per share provides useful supplemental information for evaluating our operating performance and facilitates comparisons to our historical results by eliminating items that are non-cash in nature, relate to discrete events, or are otherwise not indicative of the core operating performance of our ongoing business.
Free cash flow is a non-GAAP liquidity measure that comprises net cash provided by (used in) operating activities from continuing operations less purchases of property and equipment and capitalized software from continuing operations. We use free cash flow to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe that it typically represents a more useful measure of cash flows because purchases of fixed assets, software developed for internal-use and website development costs are necessary components of our ongoing operations. Free cash flow is not intended to represent the total increase or decrease in Groupon's cash balance for the applicable period.
Active customers. We have historically defined active customers as unique user accounts that have made a purchase through one of our online marketplaces during the trailing twelve months ("TTM"). As a result of our ongoing development and testing of voucherless offerings that are linked to customer credit cards, we have updated our definition of active customers as follows: unique user accounts that have made a purchase during the TTM either through one of our online marketplaces or directly with a merchant for which we earned a commission. This change in definition did not have a significant impact on our active customer count for the TTM ended September 30, 2017. We consider this metric to be an important indicator of our business performance as it helps us to understand how the number of customers actively purchasing our offerings is trending. Some customers could establish and make purchases from more than one account, so it is possible that our active customer metric may count certain customers more than once in a given period. For entities that we have acquired in a business combination, active customers include unique user accounts that have made a purchase through the acquired entity's website during the trailing twelve months, which includes customers who have made purchases prior to our acquisition of the entity.
Units. This metric has historically represented the number of purchases made through our online marketplaces, before refunds and cancellations. As a result of our ongoing development and testing of voucherless offerings that are linked to customer credit cards, we have updated our definition of units as follows: purchases during the reporting period, before refunds and cancellations, made either through one of our online marketplaces or directly with a merchant for which we earned a commission. This change in definition did not have a significant impact on our unit count for the three and nine months ended September 30, 2017. We consider unit growth to be an important indicator of the total volume of business conducted through our marketplaces.
Note on Forward-Looking Statements
The statements contained in this release that refer to plans and expectations for the next quarter, the full year or the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties, and actual results could differ materially from those discussed. The words "may," will," should," "could," "expect," anticipate," "believe," "estimate," intend," "continue" and other similar expressions are intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include, but are not limited to, volatility in our revenue and operating results; risks related to our business strategy, including our strategy to grow our local marketplaces, marketing strategy and spend and the productivity of those marketing investments; effectively dealing with challenges arising from our international operations, including fluctuations in currency exchange rates and any potential adverse impact from the United Kingdom’s likely exit from the European Union; retaining existing customers and adding new customers; retaining and adding high quality merchants; cyber security breaches; incurring expenses as we expand our business; competing successfully in our industry; maintaining favorable payment terms with our business partners; providing a strong mobile experience for our customers; delivery and routing of our emails; product liability claims; managing inventory and order fulfillment risks; integrating our technology platforms; litigation; managing refund risks; retaining, attracting and integrating members of our executive team; difficulties, delays or our inability to successfully complete all or part of the announced restructuring actions or to realize the operating efficiencies and other benefits of such restructuring actions; higher than anticipated restructuring charges or changes in the timing of such restructuring charges; completing and realizing the anticipated benefits from acquisitions, dispositions, joint ventures and strategic investments; tax liabilities; tax legislation; compliance with domestic and foreign laws and regulations, including the CARD Act and regulation of the Internet and e-commerce; classification of our independent contractors; maintaining our information technology infrastructure; protecting our intellectual property; maintaining a strong brand; seasonality; customer and merchant fraud; payment-related risks; our ability to raise capital if necessary and our outstanding indebtedness; global economic uncertainty; the impact of our ongoing strategic review and any potential strategic alternatives we may choose to pursue; our senior convertible notes; and our ability to realize the anticipated benefits from the hedge and warrant transactions. For additional information regarding these and other risks and uncertainties, we urge you to refer to the factors included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's Annual Report on Form 10-K for the year ended December 31, 2016, and our other filings with the Securities and Exchange Commission, copies of which may be obtained by visiting the company's Investor Relations web site at http://investor.groupon.com or the SEC's web site at www.sec.gov. Groupon's actual results could differ materially from those predicted or implied and reported results should not be considered an indication of future performance.

You should not rely upon forward-looking statements as predictions of future events. Although Groupon believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither the company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements reflect Groupon’s expectations as of November 1, 2017. Groupon undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in its expectations.
About Groupon
Groupon (NASDAQ: GRPN) is building the daily habit in local commerce, offering a vast mobile and online marketplace where people discover and save on amazing things to do, eat, see and buy. By enabling real-time commerce across local businesses, travel destinations, consumer products and live events, shoppers can find the best a city has to offer.
Groupon is redefining how small businesses attract and retain customers by providing them with customizable and scalable marketing tools and services to profitably grow their businesses.
To download Groupon's top-rated mobile apps, visit www.groupon.com/mobile. To search for great deals or subscribe to Groupon emails, visit www.groupon.com. To learn more about the company’s merchant solutions and how to work with Groupon, visit www.groupon.com/merchant.
Contacts:
Investor Relations                    Public Relations
ir@groupon.com                    press@groupon.com

Groupon, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)

	September 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$638,657	$862,977
Accounts receivable, net	78,284	71,272
Prepaid expenses and other current assets	99,855	94,441
Current assets of discontinued operations	—	63,246
Total current assets	816,796	1,091,936
Property, equipment and software, net	150,023	169,452
Goodwill	285,436	274,551
Intangible assets, net	24,028	42,915
Investments (including $104,268 and $110,066 at September 30, 2017 and December 31, 2016, respectively, at fair value)	129,504	141,882
Deferred income taxes	5,007	5,151
Other non-current assets	17,302	23,484
Non-current assets of discontinued operations	—	12,006
Total Assets	$1,428,096	$1,761,377
Liabilities and Equity
Current liabilities:
Accounts payable	$25,954	$28,551
Accrued merchant and supplier payables	598,251	770,992
Accrued expenses and other current liabilities	324,553	366,456
Current liabilities of discontinued operations	—	47,052
Total current liabilities	948,758	1,213,051
Convertible senior notes, net	186,959	178,995
Deferred income taxes	1,927	1,714
Other non-current liabilities	102,386	99,628
Non-current liabilities of discontinued operations	—	2,927
Total Liabilities	1,240,030	1,496,315
Commitments and contingencies
Stockholders' Equity
Common stock, par value $0.0001 per share, 2,010,000,000 shares authorized, 746,422,199 shares issued and 557,819,957 shares outstanding at September 30, 2017 and 736,531,771 shares issued and 564,835,863 shares outstanding at December 31, 2016	75	74
Additional paid-in capital	2,161,139	2,112,728
Treasury stock, at cost, 188,602,242 shares at September 30, 2017 and 171,695,908 shares at December 31, 2016	(867,450)	(807,424)
Accumulated deficit	(1,135,925)	(1,099,010)
Accumulated other comprehensive income (loss)	29,099	58,052
Total Groupon, Inc. Stockholders' Equity	186,938	264,420
Noncontrolling interests	1,128	642
Total Equity	188,066	265,062
Total Liabilities and Equity	$1,428,096	$1,761,377

Groupon, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue:
Third-party and other	$302,458	$283,809	$919,884	$888,014
Direct	332,008	402,746	1,050,827	1,220,736
Total revenue	634,466	686,555	1,970,711	2,108,750
Cost of revenue:
Third-party and other	41,858	34,837	123,209	114,006
Direct	283,183	358,450	900,559	1,065,997
Total cost of revenue	325,041	393,287	1,023,768	1,180,003
Gross profit	309,425	293,268	946,943	928,747
Operating expenses:
Marketing	101,456	84,748	288,456	261,223
Selling, general and administrative	214,828	234,266	677,061	755,981
Restructuring charges	11,503	1,163	18,818	28,378
Gain on sale of intangible assets	(17,149)	—	(17,149)	—
Gains on business dispositions	—	(2,060)	—	(11,399)
Acquisition-related expense (benefit), net	—	(9)	48	4,305
Total operating expenses	310,638	318,108	967,234	1,038,488
Income (loss) from operations	(1,213)	(24,840)	(20,291)	(109,741)
Other income (expense), net	7,546	(7,917)	8,822	(16,552)
Income (loss) from continuing operations before provision (benefit) for income taxes	6,333	(32,757)	(11,469)	(126,293)
Provision (benefit) for income taxes	2,531	1,690	11,001	461
Income (loss) from continuing operations	3,802	(34,447)	(22,470)	(126,754)
Income (loss) from discontinued operations, net of tax	(862)	(1,345)	(1,751)	(6,365)
Net income (loss)	2,940	(35,792)	(24,221)	(133,119)
Net income attributable to noncontrolling interests	(2,881)	(2,184)	(9,460)	(8,880)
Net income (loss) attributable to Groupon, Inc.	$59	$(37,976)	$(33,681)	$(141,999)

Basic and diluted net income (loss) per share (1):
Continuing operations	$0.00	$(0.06)	$(0.06)	$(0.23)
Discontinued operations	(0.00)	(0.01)	(0.00)	(0.02)
Basic and diluted net income (loss) per share	$0.00	$(0.07)	$(0.06)	$(0.25)

Weighted average number of shares outstanding (1)
Basic	557,221,040	575,216,191	559,726,154	578,290,291
Diluted	566,669,049	575,216,191	559,726,154	578,290,291

(1)
The structure of the Company's common stock changed during the year ended December 31, 2016. For additional information, refer to Note 8, Stockholders' Equity and Compensation Arrangements, and Note 12, Income (Loss) per Share, in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2017.

Groupon, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Operating activities
Net income (loss)	$2,940	$(35,792)	$(24,221)	$(133,119)
Less: Income (loss) from discontinued operations, net of tax	(862)	(1,345)	(1,751)	(6,365)
Income (loss) from continuing operations	3,802	(34,447)	(22,470)	(126,754)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property, equipment and software	29,192	28,489	86,355	87,585
Amortization of acquired intangible assets	6,039	4,408	17,622	13,643
Stock-based compensation	19,177	25,757	60,318	92,360
Restructuring-related long-lived asset impairments	—		—	45
Gains on business dispositions	—	(2,060)	—	(11,399)
Gain on sale of intangible assets	(17,149)	—	(17,149)	—
Gain on sale of investment	(7,624)	—	(7,624)	—
Deferred income taxes	86	(1,320)	845	(6,468)
(Gain) loss, net from changes in fair value of contingent consideration	—	(162)	48	4,130
(Gain) loss from changes in fair value of investments	3,955	1,594	5,100	7,301
Amortization of debt discount on convertible senior notes	2,722	2,458	7,964	4,854
Change in assets and liabilities, net of acquisitions and dispositions:
Restricted cash	2,089	363	2,637	(332)
Accounts receivable	(15,442)	(1,960)	787	(2,460)
Prepaid expenses and other current assets	8,025	45,195	(3,114)	8,295
Accounts payable	5,107	3,083	(5,616)	(2,610)
Accrued merchant and supplier payables	(14,882)	(48,315)	(197,836)	(168,944)
Accrued expenses and other current liabilities	2,095	(53,278)	(39,396)	(48,323)
Other, net	(3,331)	(9,684)	(21,538)	(16,588)
Net cash provided by (used in) operating activities from continuing operations	23,861	(39,879)	(133,067)	(165,665)
Net cash provided by (used in) operating activities from discontinued operations	—	(943)	(2,195)	(5,892)
Net cash provided by (used in) operating activities	23,861	(40,822)	(135,262)	(171,557)
Investing activities
Purchases of property and equipment and capitalized software	(14,255)	(12,682)	(43,716)	(49,033)
Cash derecognized upon dispositions of subsidiaries	—	(776)	—	(1,128)
Proceeds from sale of intangible assets	18,333	—	18,333	—
Proceeds from sales and maturities of investments	14,718	1,685	16,561	1,685
Acquisitions of businesses, net of acquired cash	—	—	—	(940)
Acquisitions of intangible assets and other investing activities	(566)	(129)	(750)	(2,121)
Net cash provided by (used in) investing activities from continuing operations	18,230	(11,902)	(9,572)	(51,537)
Net cash provided by (used in) investing activities from discontinued operations	—	(186)	(9,548)	(182)
Net cash provided by (used in) investing activities	18,230	(12,088)	(19,120)	(51,719)
Financing activities
Proceeds from issuance of convertible senior notes	—	—	—	250,000
Issuance costs for convertible senior notes and revolving credit agreement	—	—	—	(8,097)
Purchase of convertible note hedges	—	—	—	(59,163)
Proceeds from issuance of warrants	—	—	—	35,495
Payments for purchases of treasury stock	(9,720)	(25,170)	(61,233)	(115,619)
Taxes paid related to net share settlements of stock-based compensation awards	(7,984)	(6,792)	(23,340)	(23,327)
Proceeds from stock option exercises and employee stock purchase plan	3,009	2,929	5,486	4,976
Distributions to noncontrolling interest holders	(2,548)	(2,024)	(8,974)	(9,151)
Payment of contingent consideration related to acquisitions	(2,101)	—	(7,790)	(285)
Payments of capital lease obligations	(8,628)	(7,285)	(25,298)	(21,961)
Other financing activities	—	—	(473)	—
Net cash provided by (used in) financing activities	(27,972)	(38,342)	(121,622)	52,868
Effect of exchange rate changes on cash and cash equivalents, including cash classified within current assets of discontinued operations	5,988	867	22,818	6,793
Net increase (decrease) in cash and cash equivalents, including cash classified within current assets of discontinued operations	20,107	(90,385)	(253,186)	(163,615)
Less: Net increase (decrease) in cash classified within current assets of discontinued operations	—	(2,790)	(28,866)	(1,388)
Net increase (decrease) in cash and cash equivalents	20,107	(87,595)	(224,320)	(162,227)
Cash and cash equivalents, beginning of period	618,550	749,675	862,977	824,307
Cash and cash equivalents, end of period	$638,657	$662,080	$638,657	$662,080

Groupon, Inc.
Supplemental Financial Information and Business Metrics (1)
(financial data in thousands; active customers in millions)
(unaudited)

	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017

North America Segment:						Q3 2017
Gross Billings (2):						Y/Y Growth
Local	$530,768	$590,684	$587,766	$615,833	$606,184	14.2%
Travel	93,564	90,059	114,163	112,670	93,186	(0.4)
Goods	296,630	431,388	262,588	245,924	229,479	(22.6)
Total Gross Billings	$920,962	$1,112,131	$964,517	$974,427	$928,849	0.9%

Revenue:
Local	$176,223	$209,799	$200,545	$207,534	$194,090	10.1%
Travel	21,239	19,023	20,462	22,320	18,300	(13.8)
Goods	285,819	421,931	252,350	222,058	201,824	(29.4)
Total Revenue	$483,281	$650,753	$473,357	$451,912	$414,214	(14.3)%

Gross Profit:
Local	$152,873	$185,280	$169,342	$179,609	$162,914	6.6%
Travel	17,257	15,052	15,165	17,755	14,060	(18.5)
Goods	31,531	50,437	36,430	36,496	30,934	(1.9)
Total Gross Profit	$201,661	$250,769	$220,937	$233,860	$207,908	3.1%

Operating income (loss)	$(24,470)	$12,265	$(14,783)	$(12,033)	$(6,995)	71.4%

International Segment:						Q3 2017
Gross Billings:						Y/Y Growth	FX Effect (3)	Y/Y Growth excluding FX (3)
Local	$184,068	$221,337	$191,219	$189,408	$202,991	10.3%	(3.2)	7.1%
Travel	58,964	60,099	53,161	45,981	49,837	(15.5)	(3.4)	(18.9)
Goods	158,965	211,963	149,079	154,417	159,820	0.5	(4.8)	(4.3)
Total Gross Billings	$401,997	$493,399	$393,459	$389,806	$412,648	2.6%	(3.8)	(1.2)%

Revenue:
Local	$64,282	$68,900	$63,575	$66,108	$71,574	11.3%	(3.3)	8.0%
Travel	13,524	12,141	11,002	10,796	9,801	(27.5)	(3.0)	(30.5)
Goods	125,468	173,071	125,692	133,803	138,877	10.7	(5.5)	5.2
Total Revenue	$203,274	$254,112	$200,269	$210,707	$220,252	8.4%	(4.7)	3.7%

Gross Profit:
Local	$59,257	$63,987	$59,194	$62,303	$67,860	14.5%	(3.5)	11.0%
Travel	12,378	11,087	10,036	9,996	8,922	(27.9)	(3.1)	(31.0)
Goods	19,972	26,063	19,284	21,908	24,735	23.8	(5.9)	17.9
Total Gross Profit	$91,607	$101,137	$88,514	$94,207	$101,517	10.8%	(3.9)	6.9%

Operating income (loss)	$(370)	$(2,762)	$3,103	$4,635	$5,782	1,662.7%

Consolidated Results of Operations:
Gross Billings:
Local	$714,836	$812,021	$778,985	$805,241	$809,175	13.2%	(0.8)	12.4%
Travel	152,528	150,158	167,324	158,651	143,023	(6.2)	(1.4)	(7.6)
Goods	455,595	643,351	411,667	400,341	389,299	(14.6)	(1.6)	(16.2)
Total Gross Billings	$1,322,959	$1,605,530	$1,357,976	$1,364,233	$1,341,497	1.4%	(1.2)	0.2%

Revenue:
Local	$240,505	$278,699	$264,120	$273,642	$265,664	10.5%	(0.9)	9.6%
Travel	34,763	31,164	31,464	33,116	28,101	(19.2)	(1.1)	(20.3)
Goods	411,287	595,002	378,042	355,861	340,701	(17.2)	(1.6)	(18.8)
Total Revenue	$686,555	$904,865	$673,626	$662,619	$634,466	(7.6)%	(1.3)	(8.9)%

Gross Profit:
Local	$212,130	$249,267	$228,536	$241,912	$230,774	8.8%	(0.9)	7.9%
Travel	29,635	26,139	25,201	27,751	22,982	(22.4)	(1.3)	(23.7)
Goods	51,503	76,500	55,714	58,404	55,669	8.1	(2.3)	5.8
Total Gross Profit	$293,268	$351,906	$309,451	$328,067	$309,425	5.5%	(1.2)	4.3%

Operating income (loss)	$(24,840)	$9,503	$(11,680)	$(7,398)	$(1,213)	95.1%

Net cash provided by (used in) operating activities from continuing operations	$(39,879)	$294,593	$(136,233)	$(20,695)	$23,861	159.8%

Free Cash Flow	$(52,561)	$275,339	$(150,309)	$(36,080)	$9,606	118.3%

	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017

Other Metrics:
Active Customers (4)
North America	29.1	31.1	31.6	31.9	32.5
International	16.6	16.8	16.7	16.4	16.6
Total Active Customers	45.7	47.9	48.3	48.3	49.1

TTM Gross Billings / Average Active Customer
North America	$142	$138	$136	$133	$129
International	103	102	101	101	102
Consolidated	127	124	123	121	120

TTM Gross Profit / Average Active Customer
North America	$31	$31	$30	$30	$30
International	25	23	22	23	23
Consolidated	29	28	27	28	27

Consolidated Units	44.4	57.9	45.7	44.5	44.1
Year-over-year unit growth:
North America	6.4%	3.2%	(0.4)%	(1.9)%	(0.1)%
International	(18.5)	(0.3)	(8.7)	(7.8)	(1.5)
Consolidated	(2.9)	2.0	(3.1)	(3.8)	(0.5)

Headcount (5)
Sales (6)	2,695	2,626	2,624	2,485	2,457
Other	4,389	4,641	4,496	4,176	4,159
Total Headcount	7,084	7,267	7,120	6,661	6,616

(1)
We disposed of our operations in 11 countries, primarily based in Asia and Latin America, between November 2016 and March 2017. The financial results of our operations in those 11 countries are presented as discontinued operations in the accompanying condensed consolidated financial statements and tables. All prior period financial information and operational metrics have been retrospectively adjusted to reflect this presentation.

(2)	Represents the total dollar value of customer purchases of goods and services.

(3)	Represents the change in financial measures that would have resulted had average exchange rates in the reporting periods been the same as those in effect in the prior year periods.

(4)
Reflects the total number of unique user accounts that have made a purchase during the TTM either through one of our online marketplaces or directly with a merchant for which we earned a commission. North America active customers for the quarter ended September 30, 2017 includes approximately 0.7 million incremental active customers from the fourth quarter 2016 acquisition of LivingSocial, Inc.

(5)	Including employees of discontinued operations, our headcount decreased by 1,758 employees, or 21%, year-over-year in the third quarter of 2017, from 8,374 total employees in the prior year period.

(6)	Includes merchant sales representatives, as well as sales support personnel from our continuing operations.

Groupon, Inc.
Non-GAAP Reconciliation Schedules
(in thousands, except share and per share amounts)
(unaudited)

Adjusted EBITDA, non-GAAP earnings attributable to common stockholders and non-GAAP earnings per share are non-GAAP performance measures. The Company reconciles Adjusted EBITDA to the most comparable U.S. GAAP performance measure, "Net income (loss) from continuing operations" for the periods presented and the Company reconciles non-GAAP earnings per share to the most comparable U.S. GAAP performance measure, "Diluted net income (loss) per share," for the periods presented.

The following is a quarterly reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP performance measure, "Income (loss) from continuing operations."

	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017
Income (loss) from continuing operations	$(34,447)	$(39,455)	$(20,869)	$(5,403)	$3,802
Adjustments:
Stock-based compensation (1)	25,457	22,563	19,650	21,392	18,235
Depreciation and amortization	32,897	34,681	34,067	34,679	35,231
Acquisition-related expense (benefit), net	(9)	1,345	12	36	—
Restructuring charges	1,163	12,060	2,731	4,584	11,503
Gain on sale of intangible assets	—	—	—	—	(17,149)
Gains on business dispositions	(2,060)	—	—	—	—
Non-operating expense (income), net	7,917	54,737	4,602	(5,878)	(7,546)
Provision (benefit) for income taxes	1,690	(5,779)	4,587	3,883	2,531
Total adjustments	67,055	119,607	65,649	58,696	42,805
Adjusted EBITDA	$32,608	$80,152	$44,780	$53,293	$46,607

(1)
Represents stock-based compensation recorded within "Selling, general and administrative," "Cost of Revenue" and "Marketing". Non-operating expense (income), net, includes $0.3 million, $0.2 million, $0.1 million, $0.0 million and $0.1 million of additional stock-based compensation for the three months ended September 30, 2016, December 31, 2016, March 31, 2017, June 30, 2017, and September 30, 2017 respectively. Restructuring charges include $0.8 million of additional stock-based compensation for the three months ended September 30, 2017.

The following is a reconciliation of the Company's annual outlook for Adjusted EBITDA to the Company's outlook for the most comparable U.S. GAAP performance measure, "Income (loss) from continuing operations."

Year Ending December 31, 2017
Expected income (loss) from continuing operations range	$(2,000) to $7,000
Expected adjustments:
Stock-based compensation	82,000 to 88,000
Depreciation and amortization	138,000
Restructuring charges	19,000
Gain on sale of intangible assets	(17,000)
Non-operating expense (income), net	(4,000)
Provision (benefit) for income taxes	9,000 to 14,000
Total expected adjustments	$227,000 to $238,000
Expected Adjusted EBITDA range	$225,000 to $245,000

The outlook provided above does not reflect the potential impact of any business or asset acquisitions or dispositions, changes in the fair values of investments or contingent consideration, foreign currency gains or losses or unusual or infrequently occurring items that may occur during the remainder of 2017.

The following is a reconciliation of net income (loss) attributable to common stockholders to non-GAAP net income (loss) attributable to common stockholders and a reconciliation of diluted net income (loss) per share to non-GAAP net income (loss) per share for the three and nine months ended September 30, 2017:

	Three Months Ended September 30, 2017	Nine Months Ended September 30, 2017
Net income (loss) attributable to common stockholders	$59	$(33,681)
Stock-based compensation (1)	18,301	59,442
Amortization of acquired intangible assets	6,039	17,622
Acquisition-related expense (benefit), net	—	48
Restructuring charges	11,503	18,818
Gain on sale of intangible assets	(17,149)	(17,149)
Gain on sale of investment	(7,624)	(7,624)
Losses (gains), net from changes in fair value of investments	3,955	5,100
Intercompany foreign currency losses (gains) and reclassifications of translation adjustments to earnings	(5,843)	(16,065)
Non-cash interest expense on convertible senior notes	2,722	7,964
Income tax effect of above adjustments	(6,074)	(12,348)
Loss from discontinued operations, net of tax	862	1,751
Non-GAAP net income (loss) attributable to common stockholders	$6,751	$23,878

Weighted-average shares of common stock - basic	557,221,040	559,726,154
Effect of dilutive securities	9,448,009	7,886,444
Weighted-average shares of common stock - diluted	566,669,049	567,612,598

Diluted net income (loss) per share	$0.00	$(0.06)
Impact of stock-based compensation, amortization of acquired intangible assets, acquisition-related expense (benefit), net, gain on sale of investment, intercompany foreign currency losses (gains), special charges and credits, loss from discontinued operations and related tax effects	0.01	0.10
Non-GAAP net income (loss) per share	$0.01	$0.04

(1)
Represents stock-based compensation expense recorded within "Selling, general and administrative," "Cost of Revenue," "Marketing" and "Other (income) expense, net." "Restructuring charges" includes $0.8 million of additional stock-based compensation for the three and nine months ended September 30, 2017.

Free cash flow is a non-GAAP financial measure. The following is a reconciliation of free cash flow to the most comparable U.S. GAAP financial measure, "Net cash provided by (used in) operating activities from continuing operations."

	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017

Net cash provided by (used in) operating activities from continuing operations	$(39,879)	$294,593	$(136,233)	$(20,695)	$23,861
Purchases of property and equipment and capitalized software from continuing operations	(12,682)	(19,254)	(14,076)	(15,385)	(14,255)
Free cash flow	$(52,561)	$275,339	$(150,309)	$(36,080)	$9,606

Net cash provided by (used in) investing activities from continuing operations	$(11,902)	$(4,049)	$(14,020)	$(13,782)	$18,230
Net cash provided by (used in) financing activities	$(38,342)	$(67,533)	$(45,726)	$(47,924)	$(27,972)